Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 4, 2021	Brandon J. Haspett Investor Relations 716-857-7697	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2021 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the three months and fiscal year ended September 30, 2021.

FISCAL 2021 FOURTH QUARTER SUMMARY
•GAAP net income of $87.0 million, or $0.95 per share, compared to GAAP net loss of $145.5 million, or $1.60 per share, in the prior year.
•Adjusted operating results of $87.3 million, or $0.95 per share, an increase of 138%, compared to $0.40 per share in the prior year (see non-GAAP reconciliation on page 2).
•Adjusted EBITDA of $215.9 million, an increase of 35%, compared to $159.6 million in the prior year (see non-GAAP reconciliation on page 25).
•E&P segment Adjusted EBITDA of $120.6 million, an increase of 60% from the prior year.
•E&P segment net production of 79.6 Bcfe, an increase of 12.3 Bcfe, or 18%, from the prior year.
•Gathering segment Adjusted EBITDA of $37.9 million, an increase of 15% from the prior year.
•Pipeline & Storage segment Adjusted EBITDA of $49.1 million, an increase of 5% from the prior year.
FISCAL 2021 HIGHLIGHTS
•GAAP net income of $363.6 million, or $3.97 per share, compared to GAAP net loss of $123.8 million, or $1.41 per share, in the prior year.
•Adjusted operating results of $393.1 million, or $4.29 per share, an increase of 47%, compared to $2.92 per share in the prior year (see non-GAAP reconciliation on page 2).
•Successfully integrated the Company's fiscal 2020 Appalachian acquisition, with E&P segment net production of 327.4 Bcfe, an increase of 85.9 Bcfe, or 36%, from the prior year, and a corresponding 38% increase in Gathering segment throughput.
•Reduced E&P segment cash operating costs (combined G&A expense, LOE expense, other operation and maintenance expense, and property, franchise, and other taxes) to $1.14 per Mcfe, a decrease of approximately $0.09 per Mcfe, or 7%, from the prior year.
•Continued growth of Pipeline & Storage segment, with revenues of $343.6 million, an increase of $34.0 million, or 11%, from the prior year, driven largely by the Company's Empire North expansion project.
•Invested $79.7 million in Utility system modernization and reliability, replacing over 150 miles of older vintage mains and services, and bringing 5-year total to over $358 million.
•Increased shareholder dividend for the 51st consecutive year to an annual rate of $1.82 per share.
•Published second annual Corporate Responsibility Report in September 2021, which includes additional climate-related information under the Task Force on Climate-Related Financial Disclosures framework, enhanced disclosure of scope 1 and scope 2 emissions, and methane intensity and greenhouse gas emission reduction targets.

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MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel closed out an excellent fiscal 2021, with a 47% increase in our adjusted operating results compared to last year. The successful integration of our fiscal 2020 Appalachian acquisition, continued growth of our FERC-regulated pipeline business, and higher commodity prices all contributed to the strong results and position National Fuel for success in the coming years.

“As we move into fiscal 2022, the expected December 1, 2021 in-service of our FM100 expansion and modernization project will drive further growth for National Fuel. Once complete, this project is expected to deliver approximately $50 million in incremental annual revenues for the Pipeline and Storage segment, and will provide desirable pipeline takeaway capacity to higher value Mid-Atlantic markets, allowing for further growth in both our Exploration and Production and Gathering segments.

“Overall, the FM100 Project serves as a key example of the value of our integrated business model. Coupled with the Company’s commitment to reducing our emissions footprint in all segments, as evidenced by our targets set out in our recently published Corporate Responsibility Report, we believe we can generate strong, sustainable returns in the years ahead and deliver long-term value for our shareholders.”

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
(in thousands except per share amounts)	2021	2020	2021	2020
Reported GAAP Earnings	$86,962	$(145,545)	$363,647	$(123,772)
Items impacting comparability:
Impairment of oil and gas properties (E&P)	—	253,441	76,152	449,438
Tax impact of impairment of oil and gas properties	—	(69,698)	(20,980)	(123,187)
Gain on sale of timber properties (Corporate / All Other)	—	—	(51,066)	—
Tax impact of gain on sale of timber properties	—	—	14,069	—
Premium paid on early redemption of debt	—	—	15,715	—
Tax impact of premium paid on early redemption of debt	—	—	(4,321)	—
Deferred tax valuation allowance	—	—	—	56,770
Unrealized (gain) loss on other investments (Corporate / All Other)	395	(2,439)	(181)	(1,645)
Tax impact of unrealized (gain) loss on other investments	(83)	512	38	345
Adjusted Operating Results	$87,274	$36,271	$393,073	$257,949

Reported GAAP Earnings Per Share	$0.95	$(1.60)	$3.97	$(1.41)
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	—	2.02	0.60	3.71
Gain on sale of timber properties, net of tax (Corporate / All Other)	—	—	(0.40)	—
Premium paid on early redemption of debt, net of tax	—	—	0.12	—
Deferred tax valuation allowance	—	—	—	0.65
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	—	(0.02)	—	(0.01)
Earnings per share impact of diluted shares	—	—	—	(0.02)
Adjusted Operating Results Per Share	$0.95	$0.40	$4.29	$2.92

FISCAL 2022 GUIDANCE UPDATE

National Fuel is revising its fiscal 2022 earnings guidance to reflect updated forecast assumptions and projections, including the impact of increased natural gas price expectations since the Company’s preliminary guidance was announced in August 2021. The Company is now projecting that earnings will be within the range of $5.05 to $5.45 per share, an increase of 22% from the Company’s 2021 adjusted operating results at the midpoint of the updated guidance range.

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Due to the meaningful difference between current winter and summer NYMEX forward natural gas prices for fiscal 2022, the Company is revising its guidance to reflect projections for both the first half and second half of this fiscal year. The Company is now assuming that NYMEX natural gas prices will average $5.50 per MMBtu for the first six months of fiscal 2022 (October-March) and $3.75 per MMBtu for the second half of fiscal 2022 (April-September). Additionally, the Company is now assuming that WTI oil prices will average $75.00 per Bbl in fiscal 2022, a $10.00 increase from the $65.00 per Bbl assumed in the previous guidance. For guidance purposes, the Company’s updated projections approximate the current NYMEX forward markets for natural gas and oil and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts.

Consistent with preliminary guidance, the Exploration and Production segment’s fiscal 2022 net production remains unchanged, which is expected to be in the range of 335 to 365 Bcfe. Seneca currently has firm sales contracts in place for approximately 93% of its projected fiscal 2022 Appalachian production, limiting its exposure to in-basin markets. Approximately 76% of Seneca’s expected Appalachian production is either matched by a financial hedge, including a combination of swaps and no-cost collars, or were entered into at a fixed price. The Company’s consolidated and individual segment capital expenditures guidance also remain unchanged from the preliminary guidance.

The Company's other guidance assumptions remain largely unchanged from the previous guidance. Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2022 are outlined in the table on page 8.

DISCUSSION OF FOURTH QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended September 30, 2021 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the fiscal year ended September 30, 2021 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	September 30,
(in thousands)	2021	2020	Variance
GAAP Earnings	$55,703	$(169,171)	$224,874
Impairment of oil and gas properties, net of tax	—	183,743	(183,743)
Adjusted Operating Results	$55,703	$14,572	$41,131

Adjusted EBITDA	$120,588	$75,439	$45,149

Seneca’s fourth quarter GAAP earnings increased $224.9 million versus the prior year, primarily due to the prior-year fourth quarter impact of a non-cash ceiling test impairment charge of $183.7 million (after-tax). Excluding this item, Seneca’s fourth quarter earnings increased $41.1 million primarily due to higher natural gas production and higher realized natural gas and crude oil prices, as well as lower interest expense and a lower effective income tax rate, partially offset by higher operating expenses.

Seneca produced 79.6 Bcfe during the fourth quarter, an increase of 12.3 Bcfe, or 18%, from the prior year. The improvement was due to an increase in natural gas production, primarily due to the Company's fourth quarter fiscal 2020 Appalachian acquisition coupled with production growth from Seneca's other core development areas. Approximately 6.7 Bcf of the natural gas production increase came from the Eastern Development Area ("EDA"), while the remaining increase of
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5.6 Bcf was attributable to Seneca’s Western Development Area ("WDA"). Seneca's crude oil production in California decreased 4 MBbls, or 1%, versus the prior year.

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.37 per Mcf, an increase of $0.45 per Mcf from the prior year. This increase was primarily due to higher NYMEX prices and higher spot prices at local sales points in Pennsylvania. Seneca's average realized oil price, after the impact of hedging, was $60.04 per Bbl, an increase of $4.34 per Bbl compared to the prior year. The improvement in oil price realizations was primarily due to stronger commodity pricing.

Lease operating and transportation (“LOE”) expense increased $13.0 million primarily due to higher transportation costs in Appalachia from increased production, as well as higher well repairs, workover activity and steam fuel costs in California. LOE expense includes $45.8 million in intercompany expense for gathering and compression services used to connect Seneca’s Appalachian production to sales points along interstate pipelines. DD&A expense increased $1.7 million due largely to higher natural gas production, partially offset by the impact of ceiling test impairments recorded during fiscal 2020. Other taxes increased $2.2 million primarily due to higher impact fee accruals in Pennsylvania, driven by higher expected NYMEX natural gas prices for calendar 2021.

Interest expense decreased $3.6 million due primarily to lower weighted average interest rates as a result of the Company's issuance of a 2.95% coupon 10-year note in February 2021, which replaced a 4.9% coupon 10-year note that was retired in March 2021. The reduction in Seneca's effective income tax rate was primarily driven by a decrease to a valuation allowance for deferred tax assets that was initially established in the second quarter of fiscal 2020, partially offset by a higher effective state income tax rate as a result of the Company's Appalachian acquisition that caused a change in the mix of earnings between state jurisdictions.

Proved Reserves Year-End Update

Seneca’s total proved natural gas and crude oil reserves at September 30, 2021 were 3,853 Bcfe, an increase of 395 Bcfe, or 11%, from September 30, 2020. Seneca’s proved developed reserves at the end of fiscal 2021 were 3,217 Bcfe, representing 84% of total proved reserves, which is consistent with the prior year. The proved reserves base is approximately 97% natural gas and 3% oil. In fiscal 2021, Seneca recorded 696 Bcfe of proved reserve extensions and discoveries, due primarily to Utica and Marcellus locations, and 27 Bcfe of net positive revisions due primarily to certain price-related revisions, improvements in well performance and changes in development plans. As a result, Seneca replaced 221% of its fiscal 2021 production.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2021	2020	Variance
GAAP Earnings	$21,482	$16,045	$5,437

Adjusted EBITDA	$49,131	$46,966	$2,165

The Pipeline and Storage segment’s fourth quarter GAAP earnings increased $5.4 million versus the prior year primarily due to higher operating revenues and an increase in other income, as well as a lower effective income tax rate, partially offset by higher O&M expense and higher DD&A expense. The increase in operating revenues of $4.7 million, or 6%, was largely due to new demand charges for transportation service from the Company's Empire North expansion project, which was placed in service near the end of the fourth quarter of fiscal 2020, combined with an increase in revenues from a surcharge for pipeline safety and greenhouse gas regulatory costs, which went into effect in November 2020 in accordance with Supply Corporation's fiscal 2020 rate case settlement. Additionally, the Company recognized increased revenue from a surcharge mechanism for power costs related to electric motor drive compression on the Empire North project, for which offsetting
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O&M expense was recognized during the quarter. These positive items were partially offset by a modest decrease in transportation revenue from miscellaneous contract revisions. The increase in other income of $2.0 million was primarily due to an increase in allowance for funds used during construction (AFUDC) related to Supply Corporation's FM100 project. The reduction in the Pipeline and Storage segment's effective income tax rate was primarily due to timing differences in book and tax deductions. O&M expense increased $1.5 million primarily due to higher pipeline integrity costs, higher vehicle fuel costs and higher personnel costs, as well as the aforementioned Empire power costs. The increase in DD&A expense of $1.0 million was primarily attributable to incremental depreciation from the Empire North expansion project.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	September 30,
(in thousands)	2021	2020	Variance
GAAP Earnings	$18,597	$17,550	$1,047

Adjusted EBITDA	$37,858	$33,062	$4,796

The Gathering segment’s fourth quarter GAAP earnings increased $1.0 million versus the prior year. The earnings increase was primarily driven by higher operating revenues, which was partially offset by higher DD&A expense, higher O&M expense and a higher effective income tax rate. Operating revenues increased $7.8 million, or 20%, primarily due to new Marcellus and Utica wells that were brought online, as well as from increased gathering throughput resulting from the Company's Appalachian acquisition in August 2020. Compression leasing expenses associated with the Appalachian acquisition were partially responsible for the $3.0 million increase in O&M expense, with the remainder of the increase due to higher compression facility and maintenance costs, as well as higher fuel costs. The increase in DD&A expense of $1.4 million was primarily attributable to incremental depreciation expense related to the Company's Appalachian acquisition, as well as higher average depreciable plant in service compared to the prior year. The increase in the Gathering segment's effective income tax rate was primarily driven by a higher effective state income tax rate as a result of the Company's Appalachian acquisition that caused a change in the mix of earnings between state jurisdictions.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2021	2020	Variance
GAAP Earnings	$(5,587)	$(6,969)	$1,382

Adjusted EBITDA	$11,093	$8,550	$2,543

The Utility segment’s fourth quarter net loss was $1.4 million lower than the prior-year fourth quarter primarily due to higher customer margins (operating revenues less purchased gas sold) and lower O&M expense, partially offset by higher DD&A expense. The increase in customer margin was due primarily to the positive impact of adjustments related to certain regulatory rate and cost recovery mechanisms subject to annual reconciliation, as well as higher revenues from the Company's system modernization tracking mechanism in its New York service territory. O&M expense decreased $0.7 million primarily due to lower mandated regulatory compliance fees as well as lower accruals for the allowance for uncollectible accounts, which were higher in the prior-year fourth quarter from the economic backdrop brought on by COVID-19, partially offset by an increase in vehicle fuel costs. The $0.6 million increase in DD&A expense was primarily attributable to higher average depreciable plant in service compared to the prior year.

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Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $3.2 million in the current year fourth quarter, generally consistent with the combined net loss of $3.0 million generated in the prior-year fourth quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 5, 2021, at 11 a.m. Eastern Time to discuss this announcement. Pre-registration is required to access the teleconference by phone in a listen-only mode by following this link: http://www.directeventreg.com/registration/event/1909399. To access the webcast, visit the Events Calendar under the News & Events page on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay of the conference call will be available approximately two hours following the teleconference at the same website link and by phone (toll-free) at 800-585-8367 using conference ID number “1909399”. Both the webcast and conference call replay will be available until the close of business on Friday, November 12, 2021.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brandon J. Haspett	716-857-7697
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; the length and severity of the ongoing COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas or oil; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including disruptions due to the COVID-19 pandemic, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company's ability to complete planned strategic transactions; the Company's ability to successfully integrate acquired assets and achieve expected cost synergies; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and
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administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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yes
NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2022. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

While the Company expects to record certain adjustments to unrealized gain or loss on investments during the fiscal year ending September 30, 2022, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Preliminary FY 2022 Guidance	Updated FY 2022 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$4.40 to $4.80	$5.05 to $5.45
Consolidated Effective Tax Rate	~ 25-26%	~ 25-26%

Capital Expenditures (Millions)
Exploration and Production	$400 - $450	$400 - $450
Pipeline and Storage	$100 - $150	$100 - $150
Gathering	$50 - $60	$50 - $60
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$640 - $760	$640 - $760

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price (Oct - Mar | Apr - Sep)	$3.50 /MMBtu	$5.50 /MMBtu | $3.75 /MMBtu
Appalachian basin spot price (Oct - Mar | Apr - Sep)	$2.85 /MMBtu | $2.25 /MMBtu	$4.80 /MMBtu | $2.75 /MMBtu
NYMEX (WTI) crude oil price	$65.00 /Bbl	$75.00 /Bbl
California oil price premium (% of WTI)	96%	97%

Production (Bcfe)	335 to 365	335 to 365

E&P Operating Costs ($/Mcfe)
LOE	$0.82 - $0.85	$0.83 - $0.86
G&A	$0.19 - $0.21	$0.19 - $0.21
DD&A	$0.59 - $0.62	$0.59 - $0.62

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$200 - $225	$200 - $225
Pipeline and Storage Segment Revenues	$360 - $380	$360 - $380

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2020 GAAP earnings	$(169,171)	$16,045	$17,550	$(6,969)	$(3,000)	$(145,545)
Items impacting comparability:
Impairment of oil and gas properties	253,441					253,441
Tax impact of impairment of oil and gas properties	(69,698)					(69,698)
Unrealized (gain) loss on other investments					(2,439)	(2,439)
Tax impact of unrealized (gain) loss on other investments					512	512
Fourth quarter 2020 adjusted operating results	14,572	16,045	17,550	(6,969)	(4,927)	36,271
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	18,648					18,648
Higher (lower) crude oil production	(179)					(179)
Higher (lower) realized natural gas prices, after hedging	27,146					27,146
Higher (lower) realized crude oil prices, after hedging	1,893					1,893
Midstream and All Other Revenues
Higher (lower) operating revenues		3,712	6,160		(768)	9,104
Downstream Margins***
Impact of usage and weather				(591)		(591)
System modernization tracker revenues				829		829
Regulatory revenue adjustments				1,439		1,439
Operating Expenses
Lower (higher) lease operating and transportation expenses	(10,298)					(10,298)
Lower (higher) operating expenses		(1,178)	(2,371)	615	2,199	(735)
Lower (higher) property, franchise and other taxes	(1,737)	(279)				(2,016)
Lower (higher) depreciation / depletion	(1,318)	(781)	(1,133)	(505)	912	(2,825)
Other Income (Expense)
(Higher) lower other deductions		1,998			528	2,526
(Higher) lower interest expense	2,854	847		273	(916)	3,058
Income Taxes
Lower (higher) income tax expense / effective tax rate	3,906	1,662	(1,360)	(551)	114	3,771
All other / rounding	216	(544)	(249)	(127)	(63)	(767)
Fourth quarter 2021 adjusted operating results	55,703	21,482	18,597	(5,587)	(2,921)	87,274
Items impacting comparability:
Unrealized gain (loss) on other investments					(395)	(395)
Tax impact of unrealized gain (loss) on other investments					83	83
Fourth quarter 2021 GAAP earnings	$55,703	$21,482	$18,597	$(5,587)	$(3,233)	$86,962

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2020 GAAP earnings per share	$(1.86)	$0.18	$0.19	$(0.08)	$(0.03)	$(1.60)
Items impacting comparability:
Impairment of oil and gas properties, net of tax	2.02					2.02
Unrealized (gain) loss on other investments, net of tax					(0.02)	(0.02)
Fourth quarter 2020 adjusted operating results per share	0.16	0.18	0.19	(0.08)	(0.05)	0.40
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.20					0.20
Higher (lower) crude oil production	—					—
Higher (lower) realized natural gas prices, after hedging	0.30					0.30
Higher (lower) realized crude oil prices, after hedging	0.02					0.02
Midstream and All Other Revenues
Higher (lower) operating revenues		0.04	0.07		(0.01)	0.10
Downstream Margins***
Impact of usage and weather				(0.01)		(0.01)
System modernization tracker revenues				0.01		0.01
Regulatory revenue adjustments				0.02		0.02
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.11)					(0.11)
Lower (higher) operating expenses		(0.01)	(0.03)	0.01	0.02	(0.01)
Lower (higher) property, franchise and other taxes	(0.02)	—				(0.02)
Lower (higher) depreciation / depletion	(0.01)	(0.01)	(0.01)	(0.01)	0.01	(0.03)
Other Income (Expense)
(Higher) lower other deductions		0.02			0.01	0.03
(Higher) lower interest expense	0.03	0.01		—	(0.01)	0.03
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.04	0.02	(0.01)	(0.01)	—	0.04
All other / rounding	—	(0.02)	(0.01)	0.01	—	(0.02)
Fourth quarter 2021 adjusted operating results per share	0.61	0.23	0.20	(0.06)	(0.03)	0.95
Items impacting comparability:
Unrealized gain (loss) on other investments, net of tax					—	—
Fourth quarter 2021 GAAP earnings per share	$0.61	$0.23	$0.20	$(0.06)	$(0.03)	$0.95

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fiscal 2020 GAAP earnings	$(326,904)	$78,860	$68,631	$57,366	$(1,725)	$(123,772)
Items impacting comparability:
Impairment of oil and gas properties	449,438					449,438
Tax impact of impairment of oil and gas properties	(123,187)					(123,187)
Deferred tax valuation allowance	60,463		(3,769)		76	56,770
Unrealized (gain) loss on other investments					(1,645)	(1,645)
Tax impact of unrealized (gain) loss on other investments					345	345
Fiscal 2020 adjusted operating results	59,810	78,860	64,862	57,366	(2,949)	257,949
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	141,512					141,512
Higher (lower) crude oil production	(5,073)					(5,073)
Higher (lower) realized natural gas prices, after hedging	44,183					44,183
Higher (lower) realized crude oil prices, after hedging	(727)					(727)
Midstream and All Other Revenues
Higher (lower) operating revenues		26,823	39,793		(2,693)	63,923
Downstream Margins***
Impact of usage and weather				(1,069)		(1,069)
System modernization tracker revenues				3,732		3,732
Regulatory revenue adjustments				273		273
Higher (lower) energy marketing margins					(5,893)	(5,893)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(50,280)					(50,280)
Lower (higher) operating expenses	(5,262)	(2,443)	(8,899)	(2,585)	4,101	(15,088)
Lower (higher) property, franchise and other taxes	(5,193)	(435)				(5,628)
Lower (higher) depreciation / depletion	(8,191)	(6,699)	(7,829)	(1,745)	1,439	(23,025)
Other Income (Expense)
(Higher) lower other deductions		960		(323)	2,818	3,455
(Higher) lower interest expense	2,534	(6,514)	(4,464)		(2,536)	(10,980)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(6,679)	2,716	(2,288)	(1,216)	3,401	(4,066)
All other / rounding	1,164	(726)	(217)	(98)	(248)	(125)
Fiscal 2021 adjusted operating results	167,798	92,542	80,958	54,335	(2,560)	393,073
Items impacting comparability:
Impairment of oil and gas properties	(76,152)					(76,152)
Tax impact of impairment of oil and gas properties	20,980					20,980
Gain on sale of timber properties					51,066	51,066
Tax impact of gain on sale of timber properties					(14,069)	(14,069)
Premium paid on early redemption of debt	(14,772)		(943)			(15,715)
Tax impact of premium paid on early redemption of debt	4,062		259			4,321
Unrealized gain (loss) on other investments					181	181
Tax impact of unrealized gain (loss) on other investments					(38)	(38)
Fiscal 2021 GAAP earnings	$101,916	$92,542	$80,274	$54,335	$34,580	$363,647

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Fiscal 2020 GAAP earnings per share	$(3.72)	$0.90	$0.78	$0.65	$(0.02)	$(1.41)
Items impacting comparability:
Impairment of oil and gas properties, net of tax	3.71					3.71
Deferred tax valuation allowance	0.69		(0.04)		—	0.65
Unrealized (gain) loss on other investments, net of tax					(0.01)	(0.01)
Earnings per share impact of diluted shares		(0.01)	(0.01)			(0.02)
Fiscal 2020 adjusted operating results per share	0.68	0.89	0.73	0.65	(0.03)	2.92
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	1.54					1.54
Higher (lower) crude oil production	(0.06)					(0.06)
Higher (lower) realized natural gas prices, after hedging	0.48					0.48
Higher (lower) realized crude oil prices, after hedging	(0.01)					(0.01)
Midstream and All Other Revenues
Higher (lower) operating revenues		0.29	0.43		(0.03)	0.69
Downstream Margins***
Impact of usage and weather				(0.01)		(0.01)
System modernization tracker revenues				0.04		0.04
Regulatory revenue adjustments				—		—
Higher (lower) energy marketing margins					(0.06)	(0.06)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.55)					(0.55)
Lower (higher) operating expenses	(0.06)	(0.03)	(0.10)	(0.03)	0.04	(0.18)
Lower (higher) property, franchise and other taxes	(0.06)	—				(0.06)
Lower (higher) depreciation / depletion	(0.09)	(0.07)	(0.09)	(0.02)	0.02	(0.25)
Other Income (Expense)
(Higher) lower other deductions		0.01		—	0.03	0.04
(Higher) lower interest expense	0.03	(0.07)	(0.05)		(0.03)	(0.12)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.07)	0.03	(0.02)	(0.01)	0.04	(0.03)
Impact of additional shares	(0.02)	(0.03)	(0.03)	(0.03)	—	(0.11)
All other / rounding	0.02	(0.01)	0.01	—	—	0.02
Fiscal 2021 adjusted operating results per share	1.83	1.01	0.88	0.59	(0.02)	4.29
Items impacting comparability:
Impairment of oil and gas properties, net of tax	(0.60)					(0.60)
Gain on sale of timber properties, net of tax					0.40	0.40
Premium paid on early redemption of debt, net of tax	(0.12)		—			(0.12)
Unrealized gain (loss) on other investments, net of tax					—	—
Fiscal 2021 GAAP earnings per share	$1.11	$1.01	$0.88	$0.59	$0.38	$3.97

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2021	2020	2021	2020
Operating Revenues:
Utility and Energy Marketing Revenues	$80,302	$78,016	$667,549	$728,336
Exploration and Production and Other Revenues	215,664	155,811	837,597	611,885
Pipeline and Storage and Gathering Revenues	60,022	54,162	237,513	206,070
	355,988	287,989	1,742,659	1,546,291
Operating Expenses:
Purchased Gas	(5,190)	(5,773)	171,827	233,890
Operation and Maintenance:
Utility and Energy Marketing	40,026	42,120	179,547	181,051
Exploration and Production and Other	46,007	39,800	173,041	148,856
Pipeline and Storage and Gathering	35,747	31,151	123,218	108,640
Property, Franchise and Other Taxes	23,454	21,132	94,713	88,400
Depreciation, Depletion and Amortization	83,671	80,097	335,303	306,158
Impairment of Oil and Gas Producing Properties	—	253,441	76,152	449,438
	223,715	461,968	1,153,801	1,516,433
Gain on Sale of Timber Properties	—	—	51,066	—
Operating Income (Loss)	132,273	(173,979)	639,924	29,858

Other Income (Expense):
Other Income (Deductions)	(160)	159	(15,238)	(17,814)
Interest Expense on Long-Term Debt	(30,161)	(32,159)	(141,457)	(110,012)
Other Interest Expense	(270)	(2,202)	(4,900)	(7,065)

Income (Loss) Before Income Taxes	101,682	(208,181)	478,329	(105,033)

Income Tax Expense (Benefit)	14,720	(62,636)	114,682	18,739

Net Income (Loss) Available for Common Stock	$86,962	$(145,545)	$363,647	$(123,772)

Earnings (Loss) Per Common Share
Basic	$0.95	$(1.60)	$3.99	$(1.41)
Diluted	$0.95	$(1.60)	$3.97	$(1.41)

Weighted Average Common Shares:
Used in Basic Calculation	91,181,292	90,954,447	91,130,941	87,968,895
Used in Diluted Calculation	91,851,443	90,954,447	91,684,583	87,968,895

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2021	2020
ASSETS
Property, Plant and Equipment	$13,103,639	$12,351,852
Less - Accumulated Depreciation, Depletion and Amortization	6,719,356	6,353,785
Net Property, Plant and Equipment	6,384,283	5,998,067
Assets Held for Sale, Net	—	53,424
Current Assets:
Cash and Temporary Cash Investments	31,528	20,541
Hedging Collateral Deposits	88,610	—
Receivables - Net	205,294	143,583
Unbilled Revenue	17,000	17,302
Gas Stored Underground	33,669	33,338
Materials, Supplies and Emission Allowances	53,560	51,877
Unrecovered Purchased Gas Costs	33,128	—
Other Current Assets	59,660	47,557
Total Current Assets	522,449	314,198
Other Assets:
Recoverable Future Taxes	121,992	118,310
Unamortized Debt Expense	10,589	12,297
Other Regulatory Assets	60,145	156,106
Deferred Charges	59,939	67,131
Other Investments	149,632	154,502
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	149,151	76,035
Fair Value of Derivative Financial Instruments	1,169	9,308
Other	—	81
Total Other Assets	558,093	599,246
Total Assets	$7,464,825	$6,964,935
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,181,549 Shares and 90,954,696 Shares, Respectively	$91,182	$90,955
Paid in Capital	1,017,446	1,004,158
Earnings Reinvested in the Business	1,191,175	991,630
Accumulated Other Comprehensive Loss	(513,597)	(114,757)
Total Comprehensive Shareholders' Equity	1,786,206	1,971,986
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,628,687	2,629,576
Total Capitalization	4,414,893	4,601,562
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	158,500	30,000
Accounts Payable	171,655	134,126
Amounts Payable to Customers	21	10,788
Dividends Payable	41,487	40,475
Interest Payable on Long-Term Debt	17,376	27,521
Customer Advances	17,223	15,319
Customer Security Deposits	19,292	17,199
Other Accruals and Current Liabilities	194,169	140,176
Fair Value of Derivative Financial Instruments	616,410	43,969
Total Current and Accrued Liabilities	1,236,133	459,573
Other Liabilities:
Deferred Income Taxes	660,420	696,054
Taxes Refundable to Customers	354,089	357,508
Cost of Removal Regulatory Liability	245,636	230,079
Other Regulatory Liabilities	200,643	161,573
Pension and Other Post-Retirement Liabilities	7,526	127,181
Asset Retirement Obligations	209,639	192,228
Other Liabilities	135,846	139,177
Total Other Liabilities	1,813,799	1,903,800
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$7,464,825	$6,964,935

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2021	2020

Operating Activities:
Net Income (Loss) Available for Common Stock	$363,647	$(123,772)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Gain on Sale of Timber Properties	(51,066)	—
Impairment of Oil and Gas Producing Properties	76,152	449,438
Depreciation, Depletion and Amortization	335,303	306,158
Deferred Income Taxes	105,993	54,313
Premium Paid on Early Redemption of Debt	15,715	—
Stock-Based Compensation	17,065	14,931
Other	10,896	6,527
Change in:
Receivables and Unbilled Revenue	(61,413)	(2,578)
Gas Stored Underground and Materials, Supplies and Emission Allowances	(2,014)	(6,625)
Unrecovered Purchased Gas Costs	(33,128)	2,246
Other Current Assets	(11,972)	49,367
Accounts Payable	31,352	(4,657)
Amounts Payable to Customers	(10,767)	6,771
Customer Advances	1,904	2,275
Customer Security Deposits	2,093	989
Other Accruals and Current Liabilities	34,314	5,001
Other Assets	1,250	(24,203)
Other Liabilities	(33,771)	4,628
Net Cash Provided by Operating Activities	$791,553	$740,809

Investing Activities:
Capital Expenditures	$(751,734)	$(716,153)
Net Proceeds from Sale of Timber Properties	104,582	—
Acquisition of Upstream Assets and Midstream Gathering Assets	—	(506,258)
Other	13,935	(1,205)
Net Cash Used in Investing Activities	$(633,217)	$(1,223,616)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$128,500	$(25,200)
Reduction of Long-Term Debt	(515,715)	—
Dividends Paid on Common Stock	(163,089)	(153,322)
Net Proceeds From Issuance of Long-Term Debt	495,267	493,007
Net Proceeds from Issuance (Repurchase) of Common Stock	(3,702)	161,603
Net Cash Provided by (Used in) Financing Activities	$(58,739)	$476,088

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	99,597	(6,719)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	20,541	27,260
Cash, Cash Equivalents, and Restricted Cash at September 30	$120,138	$20,541

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2021	2020	Variance	2021	2020	Variance
Total Operating Revenues	$215,581	$154,726	$60,855	$836,697	$607,453	$229,244
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	16,957	16,653	304	67,973	63,429	4,544
Lease Operating and Transportation Expense	68,019	54,983	13,036	267,316	203,670	63,646
All Other Operation and Maintenance Expense	3,715	3,548	167	14,659	12,542	2,117
Property, Franchise and Other Taxes	6,302	4,103	2,199	22,220	15,646	6,574
Depreciation, Depletion and Amortization	45,135	43,467	1,668	182,492	172,124	10,368
Impairment of Oil and Gas Producing Properties	—	253,441	(253,441)	76,152	449,438	(373,286)
	140,128	376,195	(236,067)	630,812	916,849	(286,037)

Operating Income (Loss)	75,453	(221,469)	296,922	205,885	(309,396)	515,281

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(289)	(395)	106	(1,148)	(1,580)	432
Interest and Other Income	35	115	(80)	211	698	(487)
Interest Expense on Long-Term Debt	—	—	—	(15,119)	—	(15,119)
Interest Expense	(11,942)	(15,555)	3,613	(54,543)	(58,098)	3,555
Income (Loss) Before Income Taxes	63,257	(237,304)	300,561	135,286	(368,376)	503,662
Income Tax Expense (Benefit)	7,554	(68,133)	75,687	33,370	(41,472)	74,842
Net Income (Loss)	$55,703	$(169,171)	$224,874	$101,916	$(326,904)	$428,820
Net Income (Loss) Per Share (Diluted)	$0.61	$(1.86)	$2.47	$1.11	$(3.72)	$4.83

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$58,515	$54,090	$4,425	$234,397	$205,998	$28,399
Intersegment Revenues	26,510	26,236	274	109,160	103,606	5,554
Total Operating Revenues	85,025	80,326	4,699	343,557	309,604	33,953
Operating Expenses:
Purchased Gas	764	74	690	983	75	908
Operation and Maintenance	26,724	25,233	1,491	90,533	87,440	3,093
Property, Franchise and Other Taxes	8,406	8,053	353	33,120	32,569	551
Depreciation, Depletion and Amortization	15,626	14,638	988	62,431	53,951	8,480
	51,520	47,998	3,522	187,067	174,035	13,032

Operating Income	33,505	32,328	1,177	156,490	135,569	20,921

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	125	(394)	519	501	(917)	1,418
Interest and Other Income	2,180	701	1,479	5,339	5,552	(213)
Interest Expense	(9,623)	(10,695)	1,072	(40,976)	(32,731)	(8,245)
Income Before Income Taxes	26,187	21,940	4,247	121,354	107,473	13,881
Income Tax Expense	4,705	5,895	(1,190)	28,812	28,613	199
Net Income	$21,482	$16,045	$5,437	$92,542	$78,860	$13,682
Net Income Per Share (Diluted)	$0.23	$0.18	$0.05	$1.01	$0.90	$0.11

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$1,507	$72	$1,435	$3,116	$72	$3,044
Intersegment Revenues	45,830	39,467	6,363	190,148	142,821	47,327
Total Operating Revenues	47,337	39,539	7,798	193,264	142,893	50,371
Operating Expenses:
Operation and Maintenance	9,456	6,455	3,001	34,207	22,942	11,265
Property, Franchise and Other Taxes	23	22	1	52	72	(20)
Depreciation, Depletion and Amortization	8,219	6,785	1,434	32,350	22,440	9,910
	17,698	13,262	4,436	66,609	45,454	21,155

Operating Income	29,639	26,277	3,362	126,655	97,439	29,216

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(68)	(71)	3	(271)	(285)	14
Interest and Other Income	6	346	(340)	259	545	(286)
Interest Expense on Long-Term Debt	—	—	—	(965)	—	(965)
Interest Expense	(4,093)	(4,115)	22	(16,528)	(10,877)	(5,651)
Income Before Income Taxes	25,484	22,437	3,047	109,150	86,822	22,328
Income Tax Expense	6,887	4,887	2,000	28,876	18,191	10,685
Net Income	$18,597	$17,550	$1,047	$80,274	$68,631	$11,643
Net Income Per Share (Diluted)	$0.20	$0.19	$0.01	$0.88	$0.78	$0.10

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$80,302	$73,000	$7,302	$666,920	$642,855	$24,065
Intersegment Revenues	60	944	(884)	331	9,443	(9,112)
Total Operating Revenues	80,362	73,944	6,418	667,251	652,298	14,953
Operating Expenses:
Purchased Gas	19,826	15,243	4,583	274,837	263,112	11,725
Operation and Maintenance	40,855	41,573	(718)	182,266	178,896	3,370
Property, Franchise and Other Taxes	8,588	8,578	10	38,769	38,872	(103)
Depreciation, Depletion and Amortization	14,646	14,007	639	57,457	55,248	2,209
	83,915	79,401	4,514	553,329	536,128	17,201

Operating Income (Loss)	(3,553)	(5,457)	1,904	113,922	116,170	(2,248)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(1,985)	(2,001)	16	(26,659)	(26,963)	304
Interest and Other Income	733	589	144	2,874	3,583	(709)
Interest Expense	(5,337)	(5,720)	383	(21,795)	(22,150)	355
Income (Loss) Before Income Taxes	(10,142)	(12,589)	2,447	68,342	70,640	(2,298)
Income Tax Expense (Benefit)	(4,555)	(5,620)	1,065	14,007	13,274	733
Net Income (Loss)	$(5,587)	$(6,969)	$1,382	$54,335	$57,366	$(3,031)
Net Income (Loss) Per Share (Diluted)	$(0.06)	$(0.08)	$0.02	$0.59	$0.65	$(0.06)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$—	$5,988	$(5,988)	$1,173	$89,435	$(88,262)
Intersegment Revenues	26	237	(211)	49	836	(787)
Total Operating Revenues	26	6,225	(6,199)	1,222	90,271	(89,049)
Operating Expenses:
Purchased Gas	9	5,263	(5,254)	2,306	80,485	(78,179)
Operation and Maintenance	(20)	2,139	(2,159)	682	7,895	(7,213)
Property, Franchise and Other Taxes	—	243	(243)	47	765	(718)
Depreciation, Depletion and Amortization	—	1,064	(1,064)	394	1,716	(1,322)
	(11)	8,709	(8,720)	3,429	90,861	(87,432)
Gain on Sale of Timber Properties	—	—	—	51,066	—	51,066
Operating Income (Loss)	37	(2,484)	2,521	48,859	(590)	49,449
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	—	(69)	69	(7)	(276)	269
Interest and Other Income	2	201	(199)	231	873	(642)
Interest Expense	—	(13)	13	—	(66)	66
Income (Loss) before Income Taxes	39	(2,365)	2,404	49,083	(59)	49,142
Income Tax Expense (Benefit)	10	(565)	575	11,438	210	11,228
Net Income (Loss)	$29	$(1,800)	$1,829	$37,645	$(269)	$37,914
Net Income (Loss) Per Share (Diluted)	$—	$(0.02)	$0.02	$0.41	$—	$0.41

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$83	$113	$(30)	$356	$478	$(122)
Intersegment Revenues	1,146	1,463	(317)	3,864	4,744	(880)
Total Operating Revenues	1,229	1,576	(347)	4,220	5,222	(1,002)
Operating Expenses:
Operation and Maintenance	3,857	4,481	(624)	15,423	13,401	2,022
Property, Franchise and Other Taxes	135	133	2	505	476	29
Depreciation, Depletion and Amortization	45	136	(91)	179	679	(500)
	4,037	4,750	(713)	16,107	14,556	1,551

Operating Loss	(2,808)	(3,174)	366	(11,887)	(9,334)	(2,553)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(923)	(775)	(148)	(3,692)	(3,101)	(591)
Interest and Other Income	31,154	37,730	(6,576)	138,882	127,524	11,358
Interest Expense on Long-Term Debt	(30,161)	(32,159)	1,998	(125,373)	(110,012)	(15,361)
Other Interest Expense	(405)	(1,922)	1,517	(2,816)	(6,610)	3,794
Loss before Income Taxes	(3,143)	(300)	(2,843)	(4,886)	(1,533)	(3,353)
Income Tax Expense (Benefit)	119	900	(781)	(1,821)	(77)	(1,744)
Net Loss	$(3,262)	$(1,200)	$(2,062)	$(3,065)	$(1,456)	$(1,609)
Net Loss Per Share (Diluted)	$(0.03)	$(0.01)	$(0.02)	$(0.03)	$(0.02)	$(0.01)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2021	2020	Variance	2021	2020	Variance
Intersegment Revenues	$(73,572)	$(68,347)	$(5,225)	$(303,552)	$(261,450)	$(42,102)
Operating Expenses:
Purchased Gas	(25,789)	(26,353)	564	(106,299)	(109,782)	3,483
Operation and Maintenance	(47,783)	(41,994)	(5,789)	(197,253)	(151,668)	(45,585)
	(73,572)	(68,347)	(5,225)	(303,552)	(261,450)	(42,102)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(31,130)	(35,818)	4,688	(131,758)	(123,467)	(8,291)
Interest Expense	31,130	35,818	(4,688)	131,758	123,467	8,291
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2021		2020		(Decrease)	2021		2020		(Decrease)

Capital Expenditures:
Exploration and Production(4)	$117,646	(1)	$375,466	(2)	$(257,820)	$381,408	(1)(2)	$670,455	(2)(3)	$(289,047)
Pipeline and Storage	96,760	(1)	42,520	(2)	54,240	252,316	(1)(2)	166,652	(2)(3)	85,664
Gathering(5)	9,041	(1)	251,606	(2)	(242,565)	34,669	(1)(2)	297,806	(2)(3)	(263,137)
Utility	34,154	(1)	32,034	(2)	2,120	100,845	(1)(2)	94,273	(2)(3)	6,572
Total Reportable Segments	257,601		701,626		(444,025)	769,238		1,229,186		(459,948)
All Other	—		2		(2)	—		39		(39)
Corporate	231		102		129	450		522		(72)
Eliminations	2,341		(1,130)		3,471	223		(1,130)		1,353
Total Capital Expenditures	$260,173		$700,600		$(440,427)	$769,911		$1,228,617		$(458,706)

(1)Capital expenditures for the quarter and year ended September 30, 2021, include accounts payable and accrued liabilities related to capital expenditures of $47.9 million, $39.4 million, $4.8 million, and $10.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2021, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the year ended September 30, 2021, exclude capital expenditures of $45.8 million, $17.3 million, $13.5 million and $10.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2020 and paid during the year ended September 30, 2021. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2020, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2021.

(3)Capital expenditures for the year ended September 30, 2020, exclude capital expenditures of $38.0 million, $23.8 million, $6.6 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2019 and paid during the year ended September 30, 2020. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2019, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2020.

(4)2020 includes $282.8 million related to the acquisition of upstream assets acquired from Shell, of which $281.7 million is included in Property, Plant and Equipment and $1.1 million is included in Materials, Supplies and Emission Allowances.

(5)2020 includes $223.5 million related to the acquisition of midstream gathering assets acquired from Shell, of which $223.4 million is included in Property, Plant and Equipment and $0.1 million is included in Materials, Supplies and Emission Allowances.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended September 30,	Normal	2021	2020	Normal (1)	Last Year (1)
Buffalo, NY	162	38	101	(76.5)	(62.4)
Erie, PA	124	33	68	(73.4)	(51.5)

Twelve Months Ended September 30,
Buffalo, NY	6,617	5,731	6,103	(13.4)	(6.1)
Erie, PA	6,147	5,221	5,449	(15.1)	(4.2)

(1)Percents compare actual 2021 degree days to normal degree days and actual 2021 degree days to actual 2020 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	75,871	63,548	12,323	312,300	225,513	86,787
West Coast	420	455	(35)	1,720	1,889	(169)
Total Production	76,291	64,003	12,288	314,020	227,402	86,618

Average Prices (Per Mcf)
Appalachia	$3.14	$1.63	$1.51	$2.46	$1.75	$0.71
West Coast	7.93	3.31	4.62	6.34	3.82	2.52
Weighted Average	3.16	1.64	1.52	2.49	1.77	0.72
Weighted Average after Hedging	2.37	1.92	0.45	2.25	2.07	0.18

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	1	—	2	3	(1)
West Coast	551	555	(4)	2,233	2,345	(112)
Total Production	552	556	(4)	2,235	2,348	(113)

Average Prices (Per Barrel)
Appalachia	$66.34	$31.22	$35.12	$48.02	$45.69	$2.33
West Coast	71.46	41.22	30.24	60.50	45.94	14.56
Weighted Average	71.45	41.21	30.24	60.49	45.94	14.55
Weighted Average after Hedging	60.04	55.70	4.34	56.54	56.96	(0.42)

Total Production (MMcfe)	79,603	67,339	12,264	327,430	241,490	85,940

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.21	$0.25	$(0.04)	$0.21	$0.26	$(0.05)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.85	$0.82	$0.03	$0.82	$0.84	$(0.02)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.57	$0.65	$(0.08)	$0.56	$0.71	$(0.15)

(1)Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.55 and $0.57 per Mcfe for the three months ended September 30, 2021 and September 30, 2020, respectively. Amounts include transportation expense of $0.57 and $0.57 per Mcfe for the twelve months ended September 30, 2021 and September 30, 2020, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	1,140,000	BBL	$58.28 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	1,296,000	BBL	$57.40 / BBL
Gas Swaps
NYMEX	208,500,000	MMBTU	$2.75 / MMBTU
No Cost Collars	2,350,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	52,309,623	MMBTU	$2.29 / MMBTU
Total	263,159,623	MMBTU
Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Oil Swaps
Brent	480,000	BBL	$58.48 / BBL
Total	480,000	BBL	$58.48 / BBL
Gas Swaps
NYMEX	116,200,000	MMBTU	$2.79 / MMBTU
No Cost Collars	17,600,000	MMBTU	$2.78 / MMBTU (Floor) / $3.19 / MMBTU (Ceiling)
Fixed Price Physical Sales	57,082,943	MMBTU	$2.23 / MMBTU
Total	190,882,943	MMBTU
Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.30 / BBL
Total	120,000	BBL	$50.30 / BBL
Gas Swaps
NYMEX	61,080,000	MMBTU	$2.72 / MMBTU
No Cost Collars	1,600,000	MMBTU	$2.78 / MMBTU (Floor) / $3.19 / MMBTU (Ceiling)
Fixed Price Physical Sales	42,872,216	MMBTU	$2.19 / MMBTU
Total	105,552,216	MMBTU
Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.32 / BBL
Total	120,000	BBL	$50.32 / BBL
Gas Swaps
NYMEX	23,660,000	MMBTU	$2.74 / MMBTU
Fixed Price Physical Sales	36,520,814	MMBTU	$2.18 / MMBTU
Total	60,180,814	MMBTU

Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,720,000	MMBTU	$2.75 / MMBTU
Fixed Price Physical Sales	27,780,276	MMBTU	$2.19 / MMBTU
Total	29,500,276	MMBTU

Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
Fixed Price Physical Sales	17,348,882	MMBTU	$2.22 / MMBTU

Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Fixed Price Physical Sales	1,400,555	MMBTU	$2.23 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	Gas MMcf
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2020	3,296,113	28,972	3,325,085
Extensions and Discoveries	689,395	—	689,395
Revisions of Previous Estimates	19,940	3,033	22,973
Production	(312,300)	(1,720)	(314,020)
September 30, 2021	3,693,148	30,285	3,723,433

Proved Developed Reserves:
September 30, 2020	2,744,851	28,972	2,773,823
September 30, 2021	3,061,178	30,285	3,091,463

	Oil Mbbl
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2020	12	22,088	22,100
Extensions and Discoveries	—	1,041	1,041
Revisions of Previous Estimates	1	630	631
Production	(2)	(2,233)	(2,235)
September 30, 2021	11	21,526	21,537

Proved Developed Reserves:
September 30, 2020	12	22,088	22,100
September 30, 2021	11	20,932	20,943

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Firm Transportation - Affiliated	14,916	13,021	1,895	107,206	111,166	(3,960)
Firm Transportation - Non-Affiliated	168,619	162,727	5,892	663,078	641,607	21,471
Interruptible Transportation	256	857	(601)	1,460	2,859	(1,399)
	183,791	176,605	7,186	771,744	755,632	16,112

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Gathered Volume	90,750	73,441	17,309	366,033	264,305	101,728

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Retail Sales:
Residential Sales	3,797	4,033	(236)	61,038	60,977	61
Commercial Sales	535	503	32	8,741	8,798	(57)
Industrial Sales	33	31	2	475	537	(62)
	4,365	4,567	(202)	70,254	70,312	(58)
Transportation	10,197	9,040	1,157	66,012	68,272	(2,260)
	14,562	13,607	955	136,266	138,584	(2,318)

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and twelve months ended September 30, 2021 and 2020:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands except per share amounts)	2021	2020	2021	2020
Reported GAAP Earnings	$86,962	$(145,545)	$363,647	$(123,772)
Items impacting comparability:
Impairment of oil and gas properties (E&P)	—	253,441	76,152	449,438
Tax impact of impairment of oil and gas properties	—	(69,698)	(20,980)	(123,187)
Gain on sale of timber properties (Corporate/All Other)	—	—	(51,066)	—
Tax impact of gain on sale of timber properties	—	—	14,069	—
Premium paid on early redemption of debt	—	—	15,715	—
Tax impact of premium paid on early redemption of debt	—	—	(4,321)	—
Deferred tax valuation allowance	—	—	—	56,770
Unrealized (gain) loss on other investments (Corporate/All Other)	395	(2,439)	(181)	(1,645)
Tax impact of unrealized (gain) loss on other investments	(83)	512	38	345
Adjusted Operating Results	$87,274	$36,271	$393,073	$257,949

Reported GAAP Earnings Per Share	$0.95	$(1.60)	$3.97	$(1.41)
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	—	2.02	0.60	3.71
Gain on sale of timber properties, net of tax (Corporate/All Other)	—	—	(0.40)	—
Premium paid on early redemption of debt, net of tax	—	—	0.12	—
Deferred tax valuation allowance	—	—	—	0.65
Unrealized (gain) loss on other investments, net of tax (Corporate/All Other)	—	(0.02)	—	(0.01)
Earnings per share impact of diluted shares	—	—	—	(0.02)
Adjusted Operating Results Per Share	$0.95	$0.40	$4.29	$2.92

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and twelve months ended September 30, 2021 and 2020:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2021	2020	2021	2020
Reported GAAP Earnings	$86,962	$(145,545)	$363,647	$(123,772)
Depreciation, Depletion and Amortization	83,671	80,097	335,303	306,158
Other (Income) Deductions	160	(159)	15,238	17,814
Interest Expense	30,431	34,361	146,357	117,077
Income Taxes	14,720	(62,636)	114,682	18,739
Impairment of Oil and Gas Producing Properties	—	253,441	76,152	449,438
Gain on Sale of Timber Properties	—	—	(51,066)	—
Adjusted EBITDA	$215,944	$159,559	$1,000,313	$785,454

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$49,131	$46,966	$218,921	$189,520
Gathering Adjusted EBITDA	37,858	33,062	159,005	119,879
Total Midstream Businesses Adjusted EBITDA	86,989	80,028	377,926	309,399
Exploration and Production Adjusted EBITDA	120,588	75,439	464,529	312,166
Utility Adjusted EBITDA	11,093	8,550	171,379	171,418
Corporate and All Other Adjusted EBITDA	(2,726)	(4,458)	(13,521)	(7,529)
Total Adjusted EBITDA	$215,944	$159,559	$1,000,313	$785,454

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2021	2020	2021	2020
Exploration and Production Segment
Reported GAAP Earnings	$55,703	$(169,171)	$101,916	$(326,904)
Depreciation, Depletion and Amortization	45,135	43,467	182,492	172,124
Other (Income) Deductions	254	280	937	882
Interest Expense	11,942	15,555	69,662	58,098
Income Taxes	7,554	(68,133)	33,370	(41,472)
Impairment of Oil and Gas Producing Properties	—	253,441	76,152	449,438
Adjusted EBITDA	$120,588	$75,439	$464,529	$312,166

Pipeline and Storage Segment
Reported GAAP Earnings	$21,482	$16,045	$92,542	$78,860
Depreciation, Depletion and Amortization	15,626	14,638	62,431	53,951
Other (Income) Deductions	(2,305)	(307)	(5,840)	(4,635)
Interest Expense	9,623	10,695	40,976	32,731
Income Taxes	4,705	5,895	28,812	28,613
Adjusted EBITDA	$49,131	$46,966	$218,921	$189,520

Gathering Segment
Reported GAAP Earnings	$18,597	$17,550	$80,274	$68,631
Depreciation, Depletion and Amortization	8,219	6,785	32,350	22,440
Other (Income) Deductions	62	(275)	12	(260)
Interest Expense	4,093	4,115	17,493	10,877
Income Taxes	6,887	4,887	28,876	18,191
Adjusted EBITDA	$37,858	$33,062	$159,005	$119,879

Utility Segment
Reported GAAP Earnings	$(5,587)	$(6,969)	$54,335	$57,366
Depreciation, Depletion and Amortization	14,646	14,007	57,457	55,248
Other (Income) Deductions	1,252	1,412	23,785	23,380
Interest Expense	5,337	5,720	21,795	22,150
Income Taxes	(4,555)	(5,620)	14,007	13,274
Adjusted EBITDA	$11,093	$8,550	$171,379	$171,418

Corporate and All Other
Reported GAAP Earnings	$(3,233)	$(3,000)	$34,580	$(1,725)
Depreciation, Depletion and Amortization	45	1,200	573	2,395
Gain on Sale of Timber Properties	—	—	(51,066)	—
Other (Income) Deductions	897	(1,269)	(3,656)	(1,553)
Interest Expense	(564)	(1,724)	(3,569)	(6,779)
Income Taxes	129	335	9,617	133
Adjusted EBITDA	$(2,726)	$(4,458)	$(13,521)	$(7,529)

Management defines free cash flow as funds from operations less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.